Exhibit 99.1

9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257 FOR IMMEDIATE RELEASE CONTACT: Christopher E. Hufnagel (616) 863-4865

WOLVERINE WORLDWIDE ANNOUNCES DEBT REFINANCING

Rockford, Michigan, July 15, 2015 - Wolverine Worldwide (NYSE: WWW) today announced that it has amended and extended the Company’s senior secured credit facilities. The amended credit agreement consists of a $450 million term loan and a $500 million revolving credit facility, an overall facility increase of $300 million.  In addition to increasing the overall size of the Company’s borrowing capacity, the amended credit agreement extends the maturity date of the facilities, lowers the cost of the Company’s debt, lowers cash required during the first three years, and increases flexibility with respect to stock repurchases and other restricted uses of cash.

“We are extremely pleased to complete this new facility with our lenders and thank them for their support,” commented Michael D. Stornant, Wolverine Worldwide’s Senior Vice President and Chief Financial Officer.  “This amendment provides us with additional flexibility and liquidity to continue to invest in growth, fund possible future acquisitions, and repurchase shares — all while reducing our interest rate.”

Additional details regarding this transaction will be made available in a Current Report on Form 8-K to be filed by Wolverine Worldwide with the Securities and Exchange Commission.

ABOUT WOLVERINE WORLDWIDE

With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel.  The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Sebago®, Cushe®, Chaco®, Bates®, and HYTEST®.  The Company also is the global footwear licensee of the popular brands Cat® and Harley-Davidson®.  The Company’s products are carried by leading retailers in the U.S. and globally in approximately 200 countries and territories.  For additional information, please visit our website, wolverineworldwide.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding future benefits relating to the amended credit agreement, the Company’s investment in growth, the possibility of future acquisitions and share repurchases, and applicable interest rates.  In addition, words such as “guidance,” “estimates,” “anticipates,” “believes,” “forecasts,” “step,” “plans,” “predicts,” “projects,” “is likely,” “expects,” “intends,” “should,” “will,” “confident,” variations of such words, and similar expressions are intended to identify forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Risk Factors include, among others:  the Company’s ability to successfully develop its brands and businesses; the impact of financial and credit markets on the Company, its suppliers and customers; changes in interest rates, tax laws, duties, tariffs, quotas, or applicable assessments in countries of import and export including anti-dumping measures and trade defense actions; changes in consumer preferences, spending patterns, buying patterns, price sensitivity or the demand for the Company’s products; changes in future pension funding requirements and pension expenses; the ability to secure and protect owned intellectual property or use licensed intellectual property; the risk of impairment to goodwill and other intangibles; cancellation of orders for future delivery; the failure of the U.S. Department of Defense to exercise future purchase options or award new contracts, or the cancellation or modification of existing contracts by the Department of Defense or other military purchasers; changes in relationships with, including the loss of, significant customers; the availability and pricing of footwear manufacturing capacity; reliance on foreign sourcing; failure of international licensees and distributors to meet sales goals or to make timely payments on amounts owed; risks related to the significant investment in, and performance of, the Company’s consumer-direct business; disruption of technology systems; the impact of regulation, regulatory or legal proceedings and legal compliance risks; the cost, availability, and management of raw materials, inventories, services, and labor for owned and contract manufacturers; the impact of competition and pricing; currency fluctuations and restrictions; the risks of doing business in developing countries and politically or economically volatile areas; retail buying patterns; consolidation in the retail sector; the shift in consumer shopping and buying patterns including the increased shift to e-commerce and mobile platforms; changes in national, regional or global economic and market conditions; acts and effects of war and terrorism; the impact of seasonality and unpredictable weather conditions; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; the potential breach of the Company’s databases, or those of its vendors, which contain certain personal information or payment card data; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses; the success of the Company’s consumer-direct realignment initiatives; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto.  The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

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